EXHIBIT 3.1.6

CERTIFICATE OF RETIREMENT
OF
13% SENIOR EXCHANGEABLE PREFERRED STOCK

(18 Okla. St. Ann. § 1078)

     We, the undersigned Vice President and Assistant Secretary of Dobson Communications Corporation, an Oklahoma corporation, pursuant to Section 78 of the Oklahoma General Corporation Act, do hereby certify that:

1.	Dobson Communications Corporation (the “Corporation”) was previously authorized to issue 500,000 shares of its 13% Senior Exchangeable Preferred Stock (the “13% Preferred Shares”);

2.	As of June 23, 2004, the Corporation had 202,373 shares (not including any shares attributed to accrued in kind dividends) of 13% Preferred Stock issued and outstanding;

3.	The Corporation has acquired 3,743 shares of its 13% Preferred Shares;

4.	The Corporation has no obligation to issue any additional 13% Preferred Shares;

5.	The Corporation’s Certificate of Designation prohibits the reissuance of the 13% Preferred Shares as part of the Series designated as the 13% Senior Exchangeable Preferred Stock;

6.	By action duly taken by its Board of Directors pursuant to Section 78 of the Oklahoma General Corporation Act, the Corporation has retired the additional 3,743 shares of its 13% Preferred Shares and has reduced the total number of shares designated as 13% Senior Exchangeable Preferred Stock from 500,000 shares to 400,297 shares.

7.	That a total of 99,703 shares which were previously designated as shares of 13% Preferred Stock (including the 3,743 shares of 13% Preferred Shares), have been acquired and retired and have become part of the authorized, but unissued shares of preferred stock of the Corporation, undesignated as to Series.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Retirement of Preferred Stock as Vice President and Assistant Secretary of Dobson Communications Corporation as of July 15, 2004.

/s/ RONALD L. RIPLEY Ronald L. Ripley, Vice President

/s/ TRENT W. LEFORCE Trent W. LeForce, Assistant Secretary

CERTIFICATE OF RETIREMENT
OF
12 1/4% SENIOR EXCHANGABLE PREFERRED STOCK

(18 Okla. St. Ann. § 1078)

     We, the undersigned Vice President and Assistant Secretary of Dobson Communications Corporation, an Oklahoma corporation, pursuant to Section 78 of the Oklahoma General Corporation Act, do hereby certify that:

1.	Dobson Communications Corporation (the “Corporation”) was previously authorized to issue 661,006 shares of its 12 1/4% Senior Exchangeable Preferred Stock (the “12 1/4% Preferred Shares”);

2.	As of June 23, 2004, the Corporation had 60,997 shares of 12 1/4% Preferred Stock issued and outstanding;

3.	Thereafter, the Corporation acquired 14,816 shares of its 12 1/4% Preferred Shares;

4.	The Corporation has no obligation to issue any additional 12 1/4% Preferred Shares;

5.	The Corporation’s Certificate of Designation prohibits the reissuance of the 12 1/4% Preferred Shares as part of the Series designated as the 12 1/4% Senior Exchangeable Preferred Stock;

6.	By action duly taken by its Board of Directors pursuant to Section 78 of the Oklahoma General Corporation Act, the Corporation has retired the 14,816 shares of its 12 1/4% Preferred Shares and has reduced the total number of shares designated as 12 1/4% Senior Exchangeable Preferred Stock from 661,006 shares to 46,181 shares.

7.	That a total of 614,825 shares which were previously designated as shares of 12 1/4% Preferred Stock (including the 14,816 shares of 12 1/4% Preferred Shares), have been retired and have become part of the authorized, but unissued shares of preferred stock of the Corporation, undesignated as to Series.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Retirement of Preferred Stock as Vice President and Assistant Secretary of Dobson Communications Corporation as of July 15, 2004.

/s/ RONALD L. RIPLEY Ronald L. Ripley, Vice President

/s/ TRENT W. LEFORCE Trent W. LeForce, Assistant Secretary